Exhibit 99.1

TD SYNNEX Reports Fiscal 2024 Fourth Quarter and Full Year Results
•Fiscal fourth quarter revenue of $15.8 billion, above our outlook of $14.9 - $15.7 billion.
•Fiscal fourth quarter non-GAAP gross billings(1) of $21.2 billion, above the midpoint of our outlook of $20.5 - $21.5 billion.
•Fiscal fourth quarter net income of $195 million and non-GAAP net income(1) of $263 million.
•Fiscal fourth quarter diluted earnings per share (“EPS”) of $2.29 and non-GAAP diluted EPS(1) of $3.09, above the midpoint of our outlook.
•Fiscal fourth quarter cash provided by operations of $562 million and free cash flow(1) of $513 million.
•Fiscal 2024 cash provided by operations of $1.2 billion and free cash flow(1) of $1.0 billion.
•Returned $750 million to stockholders in fiscal 2024 in the form of $612 million of share repurchases and $138 million in dividends.
•Announced that the Board of Directors has declared a Q1 dividend per share of $0.44 per common share, up 10% from the prior fiscal fourth quarter.

FREMONT, CA and CLEARWATER, FL, January 10, 2025 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2024.
Consolidated Financial Highlights for the Fiscal 2024 Fourth Quarter:

GAAP
($ in millions, except earnings per share)
	Q4 FY24	Q4 FY23	Net Change from Q4 FY23
Revenue	$15,844.6	$14,407.3	10.0%
Gross profit	$1,040.9	$1,018.6	2.2%
Gross margin	6.57%	7.07%	(50) bps
Operating income	$324.8	$286.8	13.2%
Operating margin	2.05%	1.99%	6 bps
Net income	$194.8	$187.5	3.9%
Diluted EPS	$2.29	$2.06	11.2%

Non-GAAP
($ in millions, except earnings per share)
	Q4 FY24	Q4 FY23	Net Change from Q4 FY23
Gross billings(1)	$21,211.2	$19,744.4	7.4%
Gross to net %(1)	(25.3)%	(27.0)%	170 bps
Revenue	$15,844.6	$14,407.3	10.0%
Operating income(1)	$421.5	$426.6	(1.2)%
Operating margin(1)	2.66%	2.96%	(30) bps
Net income(1)	$263.4	$285.6	(7.8)%
Diluted EPS(1)	$3.09	$3.13	(1.3)%

“We delivered strong results this quarter, driven by our end-to-end portfolio, global reach and differentiated value proposition that enable us to capture a wide range of technology spend and grow our market presence,” said Patrick Zammit, CEO of TD SYNNEX. “Gross billings in Q4 grew 7% year-over-year and we returned 72% of our free cash flow to shareholders in fiscal year 2024. Building on our momentum, we believe we’re well-positioned for the year ahead as we anticipate the IT spending environment will continue to improve.”

Consolidated Fiscal 2024 Fourth Quarter Highlights
•Revenue was $15.8 billion, compared to $14.4 billion in the prior fiscal fourth quarter, representing an increase of 10.0% and above our outlook. On a constant currency(1) basis, revenue increased by 9.2% compared to the prior fiscal fourth quarter driven by growth in both our Advanced Solutions and Endpoint Solutions portfolios. A greater percentage of our revenue was presented on a gross basis, which positively impacted our revenue compared to the prior fiscal fourth quarter by approximately 3%.
•Non-GAAP gross billings(1) were $21.2 billion, compared to $19.7 billion in the prior fiscal fourth quarter.
•Gross profit was $1,041 million, compared to $1,019 million in the prior fiscal fourth quarter.
•Gross margin was 6.6%, compared to 7.1% in the prior fiscal fourth quarter, primarily due to higher margins in the prior year in strategic technologies and product mix. The presentation of additional revenues on a gross basis negatively impacted our gross margin by approximately 16 basis points.
•Operating income was $325 million, compared to $287 million in the prior fiscal fourth quarter primarily due to a decrease in acquisition, integration and restructuring costs. Non-GAAP operating income(1) was $422 million, compared to $427 million in the prior fiscal fourth quarter.
•Operating margin was 2.1%, compared to 2.0% in the prior fiscal fourth quarter. Non-GAAP operating margin(1) was 2.7%, compared to 3.0% in the prior fiscal fourth quarter.
•Diluted EPS was $2.29, compared to $2.06 in the prior fiscal fourth quarter. Non-GAAP diluted EPS(1) was $3.09, compared to $3.13 in the prior fiscal fourth quarter.
•Cash provided by operations of $562 million, compared to $211 million in the prior fiscal fourth quarter, and free cash flow(1) of $513 million, compared to $168 million in the prior fiscal fourth quarter.
•We returned $136 million to stockholders in the form of share repurchases and dividends, compared to $374 million in the prior fiscal fourth quarter.
Regional Fiscal 2024 Fourth Quarter Highlights
•Americas:
◦Revenue was $9.2 billion, compared to $8.4 billion in the prior fiscal fourth quarter, representing an increase of 10.6%. On a constant currency(1) basis, revenue increased by 10.8% compared to the prior fiscal fourth quarter. A greater percentage of our revenue was presented on a gross basis, which positively impacted our revenue compared to the prior fiscal fourth quarter by approximately 4%.
◦Non-GAAP gross billings(1) were $12.9 billion, compared to $12.0 billion in the prior fiscal fourth quarter, representing an increase of 7.0%.
◦Operating income was $228 million, compared to $177 million in the prior fiscal fourth quarter. Non-GAAP operating income(1) was $284 million, compared to $278 million in the prior fiscal fourth quarter.
◦Operating margin was 2.5%, compared to 2.1% in the prior fiscal fourth quarter. Non-GAAP operating margin(1) was 3.1%, compared to 3.3% in the prior fiscal fourth quarter.
•Europe:
◦Revenue was $5.5 billion, compared to $5.2 billion in the prior fiscal fourth quarter, representing an increase of 5.5%. On a constant currency(1) basis, revenue increased by 3.2%. A greater percentage of our revenue was presented on a gross basis, which positively impacted our revenue compared to the prior fiscal fourth quarter by approximately 1%.
◦Non-GAAP gross billings(1) were $7.0 billion, compared to $6.7 billion in the prior fiscal fourth quarter, representing an increase of 4.5%.
◦Operating income was $64 million, compared to $79 million in the prior fiscal fourth quarter. Non-GAAP operating income(1) was $102 million, compared to $117 million in the prior fiscal fourth quarter.

◦Operating margin was 1.2%, compared to 1.5% in the prior fiscal fourth quarter. Non-GAAP operating margin(1) was 1.9%, compared to 2.2% in the prior fiscal fourth quarter.
•Asia-Pacific and Japan:
◦Revenue was $1.1 billion, compared to $0.8 billion in the prior fiscal fourth quarter, representing an increase of 31.7%. On a constant currency(1) basis, revenue increased by 30.5% compared to the prior fiscal fourth quarter. A greater percentage of our revenue was presented on a gross basis, which positively impacted our revenue compared to the prior fiscal fourth quarter by approximately 1%.
◦Non-GAAP gross billings(1) were $1.4 billion, compared to $1.0 billion in the prior fiscal fourth quarter, representing an increase of 31.2%.
◦Operating income was $33 million, compared to $31 million in the prior fiscal fourth quarter. Non-GAAP operating income(1) was $36 million, compared to $32 million in the prior fiscal fourth quarter.
◦Operating margin was 3.0%, compared to 3.7% in the prior fiscal fourth quarter. Non-GAAP operating margin(1) was 3.2%, compared to 3.9% in the prior fiscal fourth quarter.
Consolidated Financial Highlights for Fiscal 2024:

GAAP
($ in millions, except earnings per share)
	FY24	FY23	Net Change from FY23
Revenue	$58,452.4	$57,555.4	1.6%
Gross profit	$3,981.3	$3,956.8	0.6%
Gross margin	6.81%	6.87%	(6) bps
Operating income	$1,194.2	$1,078.0	10.8%
Operating margin	2.04%	1.87%	17 bps
Net income	$689.1	$626.9	9.9%
Diluted EPS	$7.95	$6.70	18.7%

Non-GAAP
($ in millions, except earnings per share)
	FY24	FY23	Net Change from FY23
Gross billings(1)	$80,065.0	$77,246.1	3.6%
Gross to net %(1)	(27.0)%	(25.5)%	(150) bps
Revenue	$58,452.4	$57,555.4	1.6%
Gross profit(1)	$3,981.3	$3,971.9	0.2%
Gross margin(1)	6.81%	6.90%	(9) bps
Operating income(1)	$1,627.0	$1,642.3	(0.9)%
Operating margin(1)	2.78%	2.85%	(7) bps
Net income(1)	$1,011.9	$1,053.6	(4.0)%
Diluted EPS(1)	$11.68	$11.26	3.7%
Consolidated Fiscal 2024 Highlights
•Revenue was $58.5 billion, compared to $57.6 billion in the prior fiscal year, representing an increase of 1.6%. On a constant currency(1) basis, revenue increased by 1.3%, compared to the prior fiscal year driven primarily by growth in our Advanced Solutions portfolio. The presentation of additional revenues on a net basis negatively impacted our revenue compared to the prior fiscal year by approximately 2%.
•Non-GAAP gross billings(1) were $80.1 billion, compared to $77.2 billion in the prior fiscal year.
•Gross profit was $4.0 billion in both the current and prior fiscal years.

•Gross margin and non-GAAP gross margin(1) were both 6.8%, compared to 6.9% in the prior fiscal year. The presentation of additional revenues on a net basis positively impacted our gross margin and non-GAAP gross margin(1) by approximately 14 basis points.
•Operating income was $1.2 billion, compared to $1.1 billion in the prior fiscal year. Non-GAAP operating income(1) was $1.6 billion in both the current and prior fiscal years.
•Operating margin was 2.0%, compared to 1.9% in the prior fiscal year. Non-GAAP operating margin(1) was 2.8%, compared to 2.9% in the prior fiscal year.
•Diluted EPS was $7.95, compared to $6.70 in the prior fiscal year. Non-GAAP diluted EPS(1) was $11.68, compared to $11.26 in the prior fiscal year.
•Cash provided by operations of $1.2 billion, compared to $1.4 billion in the prior fiscal year, and free cash flow(1) of $1.0 billion, compared to $1.3 billion in the prior fiscal year.
•We returned $750 million to stockholders in the form of $612 million of share repurchases and $138 million of dividends, compared to $751 million returned to stockholders in the prior fiscal year in the form of $621 million of share repurchases and $130 million of dividends.
Regional Fiscal 2024 Highlights
•Americas:
◦Revenue was $34.8 billion, compared to $34.6 billion in the prior fiscal year, representing an increase of 0.6%. On a constant currency(1) basis, revenue increased by 0.7% compared to the prior fiscal year. A greater percentage of our revenue was presented on a net basis which negatively impacted our revenue compared to the prior fiscal year by approximately 3%.
◦Non-GAAP gross billings(1) were $49.7 billion, compared to $48.0 billion in the prior fiscal year.
◦Operating income was $818 million, compared to $737 million in the prior fiscal year. Non-GAAP operating income(1) was $1,082 million, compared to $1,108 million in the prior fiscal year.
◦Operating margin was 2.4%, compared to 2.1% in the prior fiscal year. Non-GAAP operating margin(1) was 3.1%, compared to 3.2% in the prior fiscal year.
•Europe:
◦Revenue was $19.6 billion, compared to $19.4 billion in the prior fiscal year, representing an increase of 1.1%. On a constant currency(1) basis, revenue decreased by 0.1% compared to the prior fiscal year. A greater percentage of our revenue was presented on a net basis which negatively impacted our revenue compared to the prior fiscal year by approximately 1%.
◦Non-GAAP gross billings(1) were $25.4 billion, compared to $24.9 billion in the prior fiscal year.
◦Operating income was $264 million, compared to $236 million in the prior fiscal year. Non-GAAP operating income(1) was $425 million, compared to $422 million in the prior fiscal year.
◦Operating margin was 1.3%, compared to 1.2% in the prior fiscal year. Non-GAAP operating margin(1) was 2.2% for both the current and prior fiscal years.
•Asia-Pacific and Japan:
◦Revenue was $4.0 billion, compared to $3.6 billion in the prior fiscal year, representing an increase of 13.1%. On a constant currency(1) basis, revenue increased by 15.2% compared to the prior fiscal year. A greater percentage of our revenue was presented on a net basis which negatively impacted our revenue compared to the prior fiscal year by approximately 2%.
◦Non-GAAP gross billings(1) were $5.0 billion, compared to $4.4 billion in the prior fiscal year.
◦Operating income was $113 million, compared to $105 million in the prior fiscal year. Non-GAAP operating income(1) was $121 million, compared to $113 million in the prior fiscal year.
◦Operating margin was 2.8%, compared to 3.0% in the prior fiscal year. Non-GAAP operating margin(1) was 3.0%, compared to 3.2% in the prior fiscal year.

Fiscal 2025 First Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2025 first quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q1 2025 Outlook
Revenue	$14.4 - $15.2 billion
Non-GAAP gross billings(1)	$19.7 - $20.7 billion
Net income	$147 - $189 million
Non-GAAP net income(1)	$224 - $266 million
Diluted earnings per share	$1.74 - $2.24
Non-GAAP diluted earnings per share(1)	$2.65 - $3.15
Estimated outstanding diluted weighted average shares	83.8 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.44 per common share. The dividend is payable on January 31, 2025 to stockholders of record as of the close of business on January 24, 2025.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2024 fiscal fourth quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s over 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from approximately 2,500 best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX refers to revenues on a constant currency basis which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate. TD SYNNEX uses non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations. TD SYNNEX uses “gross to net %” to refer to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. TD SYNNEX uses non-GAAP gross profit and non-GAAP gross margin which exclude purchase accounting adjustments. TD SYNNEX uses adjusted selling, general and administrative expenses which is a non-GAAP financial measure that excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings, which is a useful metric in considering our selling, general and administrative expenses without the impact of gross to net revenue adjustments to gross billings. TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of gross profit, which is a useful metric in considering the portion of gross profit retained after selling, general and administrative expenses. TD SYNNEX uses non-GAAP operating income and non-GAAP operating margin which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense and purchase accounting adjustments. TD SYNNEX also uses non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments, and the related tax effects thereon. TD SYNNEX uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, and amortization of intangibles. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture. Effective as of the third quarter of fiscal 2024, the Company ceased recording expenses and gains associated with activities related to the merger with Tech Data within acquisition, integration and restructuring costs.

TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the first quarter of 2025. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2023 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2025 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Jack Huddleston	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
IR@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	November 30, 2024	November 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,059,378	$1,033,776
Accounts receivable, net	10,341,625	10,297,814
Receivables from vendors, net	958,105	964,334
Inventories	8,287,048	7,146,274
Other current assets	678,540	642,238
Total current assets	21,324,696	20,084,436
Property and equipment, net	457,024	450,024
Goodwill	3,895,077	3,904,170
Intangible assets, net	3,912,267	4,244,314
Other assets, net	685,415	729,870
Total assets	$30,274,479	$29,412,814

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$171,092	$983,585
Accounts payable	15,084,107	13,347,281
Other accrued liabilities	1,966,036	2,407,896
Total current liabilities	17,221,235	16,738,762
Long-term borrowings	3,736,399	3,099,193
Other long-term liabilities	468,648	498,656
Deferred tax liabilities	812,763	893,021
Total liabilities	22,239,045	21,229,632
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both November 30, 2024 and 2023	99	99
Additional paid-in capital	7,437,688	7,435,274
Treasury stock, 15,289 and 10,343 shares as of November 30, 2024 and 2023, respectively	(1,513,017)	(949,714)
Accumulated other comprehensive loss	(645,117)	(507,248)
Retained earnings	2,755,781	2,204,771
Total stockholders' equity	8,035,434	8,183,182
Total liabilities and equity	$30,274,479	$29,412,814

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416
Cost of revenue	(14,803,618)	(13,388,727)	(54,471,130)	(53,598,587)
Gross profit	1,040,945	1,018,579	3,981,306	3,956,829
Selling, general and administrative expenses	(715,009)	(685,187)	(2,715,781)	(2,672,562)
Acquisition, integration and restructuring costs	(1,124)	(46,638)	(71,314)	(206,235)
Operating income	324,812	286,754	1,194,211	1,078,032
Interest expense and finance charges, net	(86,419)	(66,130)	(319,458)	(288,318)
Other (expense) income, net	(1,225)	6,485	(8,718)	(206)
Income before income taxes	237,168	227,109	866,035	789,508
Provision for income taxes	(42,366)	(39,567)	(176,944)	(162,597)
Net income	$194,802	$187,542	$689,091	$626,911
Earnings per common share:
Basic	$2.30	$2.06	$7.99	$6.72
Diluted	$2.29	$2.06	$7.95	$6.70
Weighted-average common shares outstanding:
Basic	84,154	90,077	85,494	92,572
Diluted	84,519	90,371	85,874	92,853

TD SYNNEX Corporation
Consolidated Statements of Cash Flows
(Currency amounts in thousands)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Cash flows from operating activities:
Net income	$194,802	$187,542	$689,091	$626,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,438	103,398	407,532	418,315
Share-based compensation	22,105	21,259	69,201	84,983
Provision for doubtful accounts	(1,178)	14,404	862	44,742
Deferred income taxes	(28,813)	(91,572)	(28,813)	(91,572)
Other	(6,292)	2,748	2,635	(2,757)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(503,305)	(1,381,331)	(195,615)	(656,630)
Receivables from vendors, net	(110,758)	(138,979)	(6,606)	(127,046)
Inventories	(726,000)	327,808	(1,214,505)	2,032,202
Accounts payable	1,466,053	805,384	1,930,252	(971,747)
Other operating assets and liabilities	152,889	360,007	(436,310)	49,972
Net cash provided by operating activities	561,941	210,668	1,217,724	1,407,373
Cash flows from investing activities:
Purchases of property and equipment	(49,060)	(42,590)	(175,112)	(150,007)
Acquisition of businesses, net of cash acquired	(11,255)	—	(43,677)	—
Proceeds from sale of fixed assets	42,890	—	42,890	—
Settlement of net investment hedges	—	—	(14,840)	(556)
Other	5,160	(664)	(3,099)	(5,848)
Net cash used in investing activities	(12,265)	(43,254)	(193,838)	(156,411)
Cash flows from financing activities:
Dividends paid	(34,026)	(31,469)	(138,081)	(130,374)
Proceeds from issuance of common stock and reissuance of treasury stock	956	1,218	11,996	8,846
Repurchases of common stock	(102,011)	(342,899)	(611,892)	(620,659)
Repurchases of common stock for tax withholdings on equity awards	(16,975)	(10,333)	(24,703)	(18,926)
Net (repayments) borrowings on revolving credit loans	(144,819)	24,886	(39,530)	(2,571)
Principal payments on long-term debt	(789)	(21,662)	(1,486,397)	(74,408)
Borrowings on long-term debt	—	—	1,349,376	51,837
Cash paid for debt issuance costs	—	—	(13,869)	—
Other	—	—	—	375
Net cash used in financing activities	(297,664)	(380,259)	(953,100)	(785,880)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(46,557)	(4,251)	(45,184)	45,838
Net increase (decrease) in cash, cash equivalents and restricted cash	205,455	(217,096)	25,602	510,920
Cash, cash equivalents and restricted cash at beginning of period	853,923	1,250,872	1,033,776	522,856
Cash, cash equivalents and restricted cash at end of period	$1,059,378	$1,033,776	$1,059,378	$1,033,776

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2024 Fourth Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q4 FY24	Q4 FY23	Net Change from Q4 FY23
Americas
Revenue	$9,241.2	$8,356.2	10.6%
Non-GAAP gross billings(1)	$12,883.0	$12,041.9	7.0%
Operating income	$227.7	$177.2	28.5%
Non-GAAP operating income(1)	$284.0	$277.6	2.3%
Operating margin	2.46%	2.12%	34 bps
Non-GAAP operating margin(1)	3.07%	3.32%	(25) bps

Europe
Revenue	$5,499.0	$5,212.8	5.5%
Non-GAAP gross billings(1)	$6,969.1	$6,666.4	4.5%
Operating income	$63.8	$78.7	(18.9)%
Non-GAAP operating income(1)	$102.0	$116.6	(12.5)%
Operating margin	1.16%	1.51%	(35) bps
Non-GAAP operating margin(1)	1.85%	2.24%	(39) bps

Asia-Pacific and Japan
Revenue	$1,104.4	$838.3	31.7%
Non-GAAP gross billings(1)	$1,359.1	$1,036.1	31.2%
Operating income	$33.3	$30.8	8.1%
Non-GAAP operating income(1)	$35.6	$32.3	10.2%
Operating margin	3.02%	3.68%	(66) bps
Non-GAAP operating margin(1)	3.22%	3.86%	(64) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal Year 2024
(Currency in millions)
(Amounts may not add or compute due to rounding)

	FY24	FY23	Net Change from FY23
Americas
Revenue	$34,791.8	$34,573.9	0.6%
Non-GAAP gross billings(1)	$49,662.5	$48,017.1	3.4%
Operating income	$817.5	$736.6	11.0%
Non-GAAP operating income(1)	$1,081.8	$1,108.0	(2.4)%
Operating margin	2.35%	2.13%	22 bps
Non-GAAP operating margin(1)	3.11%	3.20%	(9) bps

Europe
Revenue	$19,634.2	$19,422.3	1.1%
Non-GAAP gross billings(1)	$25,403.6	$24,875.9	2.1%
Operating income	$263.9	$236.5	11.6%
Non-GAAP operating income(1)	$424.6	$421.6	0.7%
Operating margin	1.34%	1.22%	12 bps
Non-GAAP operating margin(1)	2.16%	2.17%	(1) bps

Asia-Pacific and Japan
Revenue	$4,026.4	$3,559.3	13.1%
Non-GAAP gross billings(1)	$4,999.0	$4,353.1	14.8%
Operating income	$112.8	$105.0	7.4%
Non-GAAP operating income(1)	$120.6	$112.8	6.9%
Operating margin	2.80%	2.95%	(15) bps
Non-GAAP operating margin(1)	3.00%	3.17%	(17) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Revenue in constant currency
Consolidated
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416
Impact of changes in foreign currencies	(115,696)	—	(121,648)	—
Revenue in constant currency	$15,728,867	$14,407,306	$58,330,788	$57,555,416

Americas
Revenue	$9,241,168	$8,356,228	$34,791,848	$34,573,859
Impact of changes in foreign currencies	15,949	—	32,915	—
Revenue in constant currency	$9,257,117	$8,356,228	$34,824,763	$34,573,859

Europe
Revenue	$5,498,968	$5,212,809	$19,634,156	$19,422,297
Impact of changes in foreign currencies	(121,403)	—	(226,889)	—
Revenue in constant currency	$5,377,565	$5,212,809	$19,407,267	$19,422,297

Asia-Pacific and Japan
Revenue	$1,104,427	$838,269	$4,026,432	$3,559,260
Impact of changes in foreign currencies	(10,242)	—	72,326	—
Revenue in constant currency	$1,094,185	$838,269	$4,098,758	$3,559,260

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP gross billings
Consolidated
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,366,634	5,337,057	21,612,583	19,690,672
Non-GAAP gross billings	$21,211,197	$19,744,363	$80,065,019	$77,246,088

Americas
Revenue	$9,241,168	$8,356,228	$34,791,848	$34,573,859
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	3,641,867	3,685,629	14,870,628	13,443,238
Non-GAAP gross billings	$12,883,035	$12,041,857	$49,662,476	$48,017,097

Europe
Revenue	$5,498,968	$5,212,809	$19,634,156	$19,422,297
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,470,110	1,453,582	5,769,432	5,453,615
Non-GAAP gross billings	$6,969,078	$6,666,391	$25,403,588	$24,875,912

Asia-Pacific and Japan
Revenue	$1,104,427	$838,269	$4,026,432	$3,559,260
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	254,657	197,846	972,523	793,819
Non-GAAP gross billings	$1,359,084	$1,036,115	$4,998,955	$4,353,079

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP gross profit & non-GAAP gross margin
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416

Gross profit	$1,040,945	$1,018,579	$3,981,306	$3,956,829
Purchase accounting adjustments	—	—	—	15,047
Non-GAAP gross profit	$1,040,945	$1,018,579	$3,981,306	$3,971,876

Gross margin	6.57%	7.07%	6.81%	6.87%
Non-GAAP gross margin	6.57%	7.07%	6.81%	6.90%

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Adjusted selling, general and administrative expenses
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,366,634	5,337,057	21,612,583	19,690,672
Non-GAAP gross billings	$21,211,197	$19,744,363	$80,065,019	$77,246,088

Gross profit	$1,040,945	$1,018,579	$3,981,306	$3,956,829

Selling, general and administrative expenses(1)	$716,133	$731,825	$2,787,095	$2,878,797
Acquisition, integration and restructuring costs	(1,124)	(46,638)	(71,314)	(206,235)
Amortization of intangibles	(73,495)	(73,166)	(292,304)	(293,737)
Share-based compensation	(22,105)	(20,021)	(69,201)	(49,273)
Adjusted selling, general and administrative expenses	$619,409	$592,000	$2,354,276	$2,329,552

Selling, general and administrative expenses(1) as a percentage of revenue	4.52%	5.08%	4.77%	5.00%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	2.92%	3.00%	2.94%	3.02%
Selling, general and administrative expenses(1) as a percentage of gross profit	68.8%	71.8%	70.0%	72.8%
Adjusted selling, general and administrative expenses as a percentage of gross profit	59.5%	58.1%	59.1%	58.9%
(1) Includes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$15,844,563	$14,407,306	$58,452,436	$57,555,416

Operating income	$324,812	$286,754	$1,194,211	$1,078,032
Acquisition, integration and restructuring costs	1,124	46,638	71,314	206,235
Amortization of intangibles	73,495	73,166	292,304	293,737
Share-based compensation	22,105	20,021	69,201	49,273
Purchase accounting adjustments	—	—	—	15,047
Non-GAAP operating income	$421,536	$426,579	$1,627,030	$1,642,324

Operating margin	2.05%	1.99%	2.04%	1.87%
Non-GAAP operating margin	2.66%	2.96%	2.78%	2.85%

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$9,241,168	$8,356,228	$34,791,848	$34,573,859

Operating income	$227,682	$177,235	$817,548	$736,605
Acquisition, integration and restructuring costs	219	43,163	53,245	165,845
Amortization of intangibles	41,430	42,336	165,860	169,569
Share-based compensation	14,681	14,879	45,107	35,955
Non-GAAP operating income	$284,012	$277,613	$1,081,760	$1,107,974

Operating margin	2.46%	2.12%	2.35%	2.13%
Non-GAAP operating margin	3.07%	3.32%	3.11%	3.20%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$5,498,968	$5,212,809	$19,634,156	$19,422,297

Operating income	$63,813	$78,684	$263,913	$236,477
Acquisition, integration and restructuring costs	606	3,341	16,831	37,091
Amortization of intangibles	31,248	30,211	123,567	121,680
Share-based compensation	6,285	4,404	20,318	11,255
Purchase accounting adjustments	—	—	—	15,047
Non-GAAP operating income	$101,952	$116,640	$424,629	$421,550

Operating margin	1.16%	1.51%	1.34%	1.22%
Non-GAAP operating margin	1.85%	2.24%	2.16%	2.17%

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP operating income & non-GAAP operating margin - Asia-Pacific and Japan
Revenue	$1,104,427	$838,269	$4,026,432	$3,559,260

Operating income	$33,317	$30,835	$112,750	$104,950
Acquisition, integration and restructuring costs	299	134	1,238	3,299
Amortization of intangibles	817	619	2,877	2,488
Share-based compensation	1,139	738	3,776	2,063
Non-GAAP operating income	$35,572	$32,326	$120,641	$112,800

Operating margin	3.02%	3.68%	2.80%	2.95%
Non-GAAP operating margin	3.22%	3.86%	3.00%	3.17%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
EBITDA & adjusted EBITDA
Net income	$194,802	$187,542	$689,091	$626,911
Interest expense and finance charges, net	86,419	66,130	319,458	288,318
Provision for income taxes	42,366	39,567	176,944	162,597
Depreciation(1)	28,943	30,232	115,228	124,578
Amortization of intangibles	73,495	73,166	292,304	293,737
EBITDA	$426,025	$396,637	$1,593,025	$1,496,141
Other expense (income), net	1,225	(6,485)	8,718	206
Acquisition, integration and restructuring costs	1,124	45,511	65,828	188,871
Share-based compensation	22,105	20,021	69,201	49,273
Purchase accounting adjustments	—	—	—	15,047
Adjusted EBITDA	$450,479	$455,684	$1,736,772	$1,749,538
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

	Three Months Ended		Twelve Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$194,802	$187,542	$689,091	$626,911
Acquisition, integration and restructuring costs	1,124	47,139	71,314	213,585
Amortization of intangibles	73,495	73,166	292,304	293,737
Share-based compensation	22,105	20,021	69,201	49,273
Purchase accounting adjustments	—	—	—	15,047
Income taxes related to the above	(28,112)	(42,294)	(109,973)	(144,994)
Non-GAAP net income	$263,414	$285,574	$1,011,937	$1,053,559

Diluted EPS(1)	$2.29	$2.06	$7.95	$6.70
Acquisition, integration and restructuring costs	0.01	0.52	0.83	2.28
Amortization of intangibles	0.86	0.79	3.37	3.14
Share-based compensation	0.26	0.22	0.80	0.53
Purchase accounting adjustments	—	—	—	0.16
Income taxes related to the above	(0.33)	(0.46)	(1.27)	(1.55)
Non-GAAP Diluted EPS(1)	$3.09	$3.13	$11.68	$11.26
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.8% and 0.9% of net income for the three and twelve months ended November 30, 2024, respectively, and was approximately 0.9% and 0.8% of net income for the three and twelve months ended November 30, 2023, respectively.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
(Currency in thousands)	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Free cash flow
Net cash provided by operating activities	$561,941	$210,668	$1,217,724	$1,407,373
Purchases of property and equipment	(49,060)	(42,590)	(175,112)	(150,007)
Free cash flow	$512,881	$168,078	$1,042,612	$1,257,366

	Forecast
	Three Months Ending
	February 28, 2025
(Currency in millions, except per share amounts)	Low	High
Net income	$147	$189
Amortization of intangibles	75	75
Share-based compensation	25	25
Income taxes related to the above	(23)	(23)
Non-GAAP net income	$224	$266

Diluted EPS(1)	$1.74	$2.24
Amortization of intangibles	0.89	0.89
Share-based compensation	0.29	0.29
Income taxes related to the above	(0.27)	(0.27)
Non-GAAP Diluted EPS(1)	$2.65	$3.15
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending February 28, 2025.

	Forecast
	Three Months Ending
(Currency in billions)	February 28, 2025
Non-GAAP gross billings	Low	High
Revenue	$14.4	$15.2
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5.3	5.5
Non-GAAP gross billings	$19.7	$20.7

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	November 30, 2024	November 30, 2023
ROIC
Operating income (trailing fiscal four quarters)	$1,194,211	$1,078,032
Income taxes on operating income(1)	(243,995)	(222,018)
Operating income after taxes	$950,216	$856,014

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,186,988	$11,510,953

ROIC	8.5%	7.4%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,627,030	$1,642,324
Income taxes on non-GAAP operating income(1)	(359,411)	(371,130)
Non-GAAP operating income after taxes	$1,267,619	$1,271,194

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,186,988	$11,510,953
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,451,601	1,068,366
Total non-GAAP invested capital (last five quarters average)	$12,638,589	$12,579,319

Adjusted ROIC	10.0%	10.1%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		November 30, 2024	November 30, 2023
Days sales outstanding
Revenue	(a)	$15,844,563	$14,407,306
Accounts receivable, net	(b)	10,341,625	10,297,814
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	60	65

Days inventory outstanding
Cost of revenue	(d)	$14,803,618	$13,388,727
Inventories	(e)	8,287,048	7,146,274
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	51	49

Days payable outstanding
Cost of revenue	(g)	$14,803,618	$13,388,727
Accounts payable	(h)	15,084,107	13,347,281
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	93	91

Cash conversion cycle	(j) = (c)+(f)-(i)	18	23